SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) ofthe
Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 15, 2003

People's Community Capital Corporation
(Exact name of registrant as specified in its charter)

South Carolina	333-25179	58-2287073
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

125 Park Avenue, S.W., Aiken, South Carolina 29801
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (803) 641-0142

Not Applicable
(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure.

On July 15, 2003, People's Community Capital Corporation, holding company for People's Community Bank, issued a press release announcing its financial results for the second quarter ended June 30, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

Item 12. Results of Operations and Financial Condition.

Pursuant to interim guidance issued by the Securities and Exchange Commission relating to Item 12 filing requirements, the Company has furnished the information required by Item 12 under Item 9 herein.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLE'S COMMUNITY CAPITAL CORPORATION By: /s/ Tommy B. Wessinger Name: Tommy B. Wessinger Title: Chief Executive Officer

Dated: July 15, 2003

EXHIBIT INDEX

Exhibit Number            Description

99.1 Earnings Press Release for the quarter ended June 30, 2003